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                                                    EXHIBIT 11(a)



                         SEWARD & KISSEL
                     One Battery Park Plaza
                       New York, NY  10004

                   Telephone:  (212) 574-1200
                   Facsimile:  (212) 480-8421



                                                July 24, 1998



Alliance Multi-Market Strategy Trust, Inc.
1345 Avenue of the Americas
New York, New York  10105

Ladies and Gentlemen:

         We have acted as counsel to Alliance Multi-Market Strategy Trust, Inc., a Maryland corporation ("Multi-Market Strategy"), in connection with the proposed transfer of all the assets and liabilities of Alliance World Income Trust, Inc. ("World Income"), and Alliance Short-Term Multi-Market Trust, Inc. ("Short-Term Multi-Market"), each a Maryland corporation, to Multi-Market Strategy and the issuance of shares ("Shares") of Multi-Market Strategy's Class A Common Stock, Class B Common Stock and Class C Common Stock, each such class having a $.001 par value per share (each a "Class"), pursuant to proposed Agreements and Plans of Reorganization and Liquidation (the "Agreements") between Multi-Market Strategy and Short-Term Multi-Market and Multi-Market Strategy and World Income, respectively.

         We have examined the Charter and By-Laws of Multi-Market Strategy, its Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the "Registration Statement") and the Agreements in the form approved by the Board of Directors of Multi-Market Strategy. In addition, we have examined and relied upon a certificate of the Assistant Secretary of Multi-Market Strategy certifying that the Agreements presented to us are in the form approved by the Board of Directors of Multi-Market Strategy and further certifying the resolutions of the Board of Directors of Multi-Market Strategy approving the Agreements and authorizing the issuance of the Shares pursuant thereto. We have also examined and relied upon such corporate records of Multi-Market Strategy and other documents and certificates with respect to factual matters as we have deemed



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necessary to render the opinion expressed herein.   We have
assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion and so advise you that:

    1. Multi-Market Strategy is validly existing as a corporation in good standing under the laws of the State of Maryland; and

    2. The Shares of Multi-Market Strategy to be issued in accordance with the terms of the Agreements, to the extent that the number of Shares of each Class to be issued by Multi-Market Strategy and distributed to shareholders of World Income and Short-Term Multi-Market does not exceed the number of authorized and unissued shares of the Class on the issuance date, when so issued, will constitute validly issued, fully paid and nonassessable shares under the laws of the State of Maryland.

         We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions "Synopsis - Tax Consequences of the Transactions" and "Information About the Transactions - Federal Income Tax Consequences of the Transactions" in the Prospectus/Proxy Statement included therein, and under the caption "General Information - Counsel" contained in the Statements of Additional Information of Multi-Market Strategy, World Income and Short-Term Multi-Market, each dated February 27, 1998, also included therein.

         Please be advised that we are opining as set forth above as members of the bars of the State of New York. This opinion does not extend to the securities or "blue sky" laws of any state. As to the matters of Maryland law underlying the foregoing opinion, we have relied on the opinion of Venable, Baetjer and Howard, LLP, dated July 22, 1998, a copy of which is included in the Registration Statement as Exhibit 11(b).

                             Very truly yours,

                             /s/ SEWARD & KISSEL







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